EXHIBIT 10.2

PROMISSORY NOTE

1.    Principal and Interest.    For value received, PCSUPPORT.COM INC. (the “Borrower”), of suite 300-3605 Gilmore Way, Burnaby, BC, hereby promises to pay to or to the order of VOYUS CANADA INC.(the “Lender”) at such address as the Lender may from time to time designate by notice in writing to the Borrower the principal sum of CDN $100,000.00 (the “Principal”) plus interest on the Principal outstanding from time to time from the date of advance until the Principal is repaid in full, calculated monthly, not in advance, as well after as before maturity and both before and after default, payable as follows:

(i)	the Principal plus accrued and unpaid interest shall become due and be paid in full ON DEMAND;

(ii)	interest on the unpaid Principal outstanding from time to time shall become due and be paid as follows:

(1)
interest at the rate of 7% per annum shall be paid on the first day of each month commencing June 1, 2002, and continuing on the first day of each month thereafter until the Principal is repaid in full; and

(2)	interest at the rate of 4.5% per annum shall accrue from the date of advances of the Principal and be payable at such time as the Principal is due and payable.

After demand for payment the Borrower shall have 45 days of grace to repay all outstanding Principal and accrued and unpaid interest owing under this Note.

2.    Prepayment:    At any time and from time to time any portion of the Principal may be prepaid without any notice being given to the Lender and without any bonus or penalty being paid to the Lender.

3.    Non-waiver:    The extension of the time for making any payment which is due and payable hereunder at any time or times or the failure, delay or omission on the part of the Lender to exercise or enforce any rights or remedies of the Lender hereunder or under any instrument securing payment of the indebtedness evidenced by this Promissory Note shall not constitute a waiver of the right of the Lender to enforce such rights and remedies thereafter.

4.    Applicable Law:    This Promissory Note shall be governed by and construed in accordance with the laws of British Columbia and the laws of Canada applicable therein.

5.    Time of the Essence:    Time shall in all respects be of the essence of this Promissory Note.

6.    Waiver of Benefits:    The Borrower hereby waives the benefits of division and discussion, demand and presentment for payment, notice of non-payment, protest and notice of protest of this Promissory Note.

IN WITNESS WHEREOF the Borrower has executed this Promissory Note this 17th day of May, 2002.

PCSupport.com Inc.

Per:	/s/ Michael G. McLean

                   Michael G. McLean